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                                                               EXHIBIT (A)(1)(J)

                             SHAW INDUSTRIES, INC.

   SUPPLEMENT TO THE NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK
        (INCLUDING ASSOCIATED SERIES A PREFERRED STOCK PURCHASE RIGHTS)

This Supplement to the Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, without par value, of Shaw Industries, Inc., a Georgia corporation, are not immediately available, or if the procedure for book-entry transfer described in the Original Offer to Purchase dated March 13, 2000, as amended by the Supplement to the Offer to Purchase dated April 5, 2000, and the related Supplement to the Letter of Transmittal which, as further amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Supplement to the Letter of Transmittal, to reach the Depositary prior to the expiration of the offer.

NOTE: WHETHER OR NOT YOU COMPLETED AND RETURNED THE ORIGINAL NOTICE OF GUARANTEED DELIVERY, YOU MUST COMPLETE AND RETURN THIS SUPPLEMENT TO THE NOTICE OF GUARANTEED DELIVERY INDICATING A TENDER PRICE WITHIN THE RANGE SET FORTH IN THE SUPPLEMENT TO THE OFFER TO PURCHASE IN ORDER TO PROPERLY TENDER YOUR SHARES.

DELIVERY OF THIS SUPPLEMENT TO THE NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO SHAW WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

                   DEPOSITARY: EQUISERVE TRUST COMPANY, N.A.

 By Registered or Certified Mail:    By Overnight Courier:                  By Hand Delivery:
         EquiServe Trust                EquiServe Trust      Securities Transfer & Reporting Services, Inc.
          Company, N.A.                  Company, N.A.              c/o EquiServe Trust Company, N.A.
     Attn: Corporate Actions        Attn: Corporate Actions            100 Williams St., Galleria
          P.O. Box 9573               40 Campanelli Drive                  New York, NY 10038
      Boston, MA 02205-9573           Braintree, MA 02184

                           By Facsimile Transmission:
                                 (781)575-4826
                             Confirm by Telephone:
                                 (781)575-4816

THIS SUPPLEMENT TO THE NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A SUPPLEMENT TO THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE SUPPLEMENT TO THE LETTER OF TRANSMITTAL) UNDER THE INSTRUCTIONS TO THE SUPPLEMENT TO THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE SUPPLEMENT TO THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Shaw at the price per share indicated in this Supplement to the Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Original Offer to Purchase, the Supplement to the Offer to Purchase and the Supplement to the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Original Offer to Purchase.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

                              CHECK ONLY ONE BOX.
            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES
   (SHAREHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE SUPPLEMENT TO THE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)


[ ]  $13.50  [ ]  $14.00   [ ]  $14.50  [ ]  $15.00  [ ]  $15.50

[ ]  $13.75  [ ]  $14.25   [ ]  $14.75  [ ]  $15.25

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
[ ] The undersigned wants to maximize the chance of having Shaw purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Shaw in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $13.50.

                                    ODD LOTS

     To be completed ONLY if the shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares, including any shares held in the Dividend Reinvestment Plan. The undersigned either (check one box):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered;

   OR

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

[ ] at the price per share indicated above under "Price (In Dollars) Per Share
    At Which Shares Are Being Tendered."

   OR

[ ] at the purchase price, as the same shall be determined by Shaw in accordance with the terms of the offer (persons checking this box need not indicate the price per share above);

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                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
                               CONDITIONAL TENDER

[ ] A tendering shareholder may condition his or her tender of shares upon Shaw purchasing a specified minimum number of the shares tendered, all as described in the Original Offer to Purchase, particularly in Section 6. Unless at least that minimum number of shares you indicate below is purchased by Shaw pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

   Minimum number of shares to be sold:
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(PLEASE TYPE OR PRINT)
CERTIFICATE NOS. (IF AVAILABLE)

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                        NAME(S)

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                      ADDRESS(ES)

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           AREA CODE(S) AND TELEPHONE NUMBER(S)
SIGN HERE

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                     SIGNATURE(S)

Dated:
       ------------------------------------, 2000

If shares will be tendered by book-entry transfer please provide account number:

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Original Offer to Purchase into the Depositary's account at the Depository Trust Company, together with a properly completed and duly executed Supplement to the Letter of Transmittal, and any other required documents, all within three New York Stock Exchange trading days of this date.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Supplement to the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

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                AUTHORIZED SIGNATURE

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                (NAME PLEASE PRINT)

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                     (TITLE)

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                  NAME OF FIRM

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                    ADDRESS

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              (INCLUDING ZIP CODE)

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         AREA CODE AND TELEPHONE NUMBER

Date:                           , 2000
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    DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD
           BE SENT WITH THE SUPPLEMENT TO THE LETTER OF TRANSMITTAL.

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